EXHIBIT 4.1
ROCKY MOUNTAIN CHOCOLATE FACTORY SEE REVERSE FOR CERTAIN DEFINITION
incorporated under the laws of the state of colorado COMMON STOCK CUSIP 774678 40 3
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT S P E C I M E N
Is The Owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF $.03 PAR VALUE COMMON STOCK OF ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
transferable only on the books of the Corporation by the holder hereof, in person or by attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Corporation’s Articles of Incorporation, as amended, to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
SECRETARY
PRESIDENT [SEAL]

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
     The Corporation will furnish without charge to each stockholder who so requests the Corporation’s Articles of Incorporation, as amended, and the Statement of Resolution Establishing Series of Shares of $1.00 Cumulative Convertible Preferred Stock, which set forth the designations and amounts, and the voting powers, preferences and rights, and the qualifications, limitations and restrictions thereof, in respect of each class of stock and series thereof. Such request may be made to the Corporation or the Transfer Agent.
     Keep this certificate in a safe place. If it is lost, stolen or destroyed the Corporation may require a bond of indemnity as a condition to the issuance of a replacement certificate.
     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement dated as of May 18, 1999, as it may be amended from time to time (the “Rights Agreement”), between Rocky Mountain Chocolate Factory, Inc. and American Securities Transfer & Trust, Inc., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Rocky Mountain Chocolate Factory, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Rocky Mountain Chocolate Factory, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person or its Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable.
     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT	-as tenants by the entireties	(Cust)	(Minor)
JT TEN	-as joint tenants with right of	under Uniform Gifts to Minors
	survivorship and not as tenants	Act
	in common	(State)
Additional abbreviations may also be used though not in the above list.

For Value Received,                                                                                        hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE. OF ASSIGNEE)

                                                                                                                                                                                                                     Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.
Dated

NOTICE:	the signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever
Signature(s) Guaranteed: